Exhibit 99.1

EQT Midstream Partners Reports Strong Growth in 2013

Fourth Quarter Distribution Increase of 31%

PITTSBURGH--(BUSINESS WIRE)--February 13, 2014--EQT Midstream Partners, LP (NYSE: EQM), an EQT Corporation (EQT) company, today announced fourth quarter and full-year 2013 financial and operating results. Net income for the quarter totaled $30.8 million and adjusted EBITDA was $36.3 million. Distributable cash flow was $26.7 million for the quarter. Adjusted operating income was $30.8 million, or 17% higher than the same quarter last year. For the year, adjusted EBITDA was $119.5 million and distributable cash flow was $101.4 million. The non-GAAP financial measures are reconciled in the Non-GAAP Disclosures section included in this news release.

On December 17, 2013, EQT Midstream Partners (Partnership) entered into a capital lease with EQT for the lease of its Allegheny Valley Connector (AVC) facilities, which includes a 200-mile, FERC-regulated pipeline that EQT acquired in December 2013 as part of the transfer of its natural gas distribution business. The Partnership operates the AVC as part of its transmission and storage system. Revenue and expenses associated with the AVC are included in the Partnership’s financial statements; however, the monthly lease payment to EQT offsets the impact on the Partnership’s distributable cash flow. As a result, fourth quarter 2013 operating results are discussed on an adjusted basis, excluding the AVC. The lease payment totaled $1.0 million for the fourth quarter. The revenues and expenses associated with AVC are found in the reconciliation table in the Non-GAAP Disclosures section of this news release.

Fourth quarter adjusted operating revenues increased $7.7 million, or 18%, compared to the same quarter last year. The increase was primarily due to increased contracted transmission capacity and higher system throughput related to growth in Marcellus Shale development. Adjusted operating expenses increased $0.7 million versus the fourth quarter of 2012, excluding a non-cash $2.5 million favorable regulatory reserve reversal in the fourth quarter of 2012.

Quarterly Distribution

The Partnership announced a quarterly cash distribution of $0.46 per unit for the fourth quarter of 2013. The distribution will be paid on February 14, 2014 to all unitholders of record at the close of business on February 4, 2014. The quarterly cash distribution is $0.03 per unit, or 7% higher, than the third quarter 2013 and $0.11 per unit, or 31% higher, than the fourth quarter 2012.

Guidance

The Partnership forecasts first quarter 2014 adjusted EBITDA to be $36 - $39 million and reiterates its full-year 2014 forecasted adjusted EBITDA of $170 - $175 million and distributable cash flow of $148 - $153 million. The Partnership expects to maintain a $0.03 per unit quarterly distribution increase through at least 2014. The financial and distribution guidance does not include financial impacts of potential acquisitions.

CAPITAL EXPENDITURES

Expansion

Fourth quarter expansion capital expenditures totaled $15.1 million, of which $7.0 million was related to the Low Pressure East Pipeline project that was completed in the fourth quarter and added 150 BBtu per day of transmission capacity, $3.9 million related to the Jefferson compressor expansion project, and the remainder related to new interconnects and dehydration upgrades. For the year, expansion capital expenditures totaled $50.6 million, including $25.2 million for the Low Pressure East Pipeline project, $9.2 million for the Jefferson compressor expansion project, and $16.2 for new interconnects and other system upgrades.

Ongoing Maintenance

Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long term, the Partnership’s operating capacity or operating income. Ongoing maintenance capital expenditures are all maintenance capital expenditures other than reimbursable maintenance capital expenditures and funded regulatory compliance capital expenditures. Ongoing maintenance capital expenditures totaled $5.3 million in the fourth quarter 2013 and $13.2 million for the year.

Reimbursable Maintenance

Plugging and abandonment and bare steel replacement capital expenditures are referred to as reimbursable maintenance capital expenditures in the reconciliation table in the Non-GAAP Disclosures section of this news release.

Plugging and Abandonment

EQT has agreed, for ten years following the Partnership’s initial public offering (IPO), to reimburse the Partnership for plugging and abandonment expenditures associated with certain identified wells. There were no plugging and abandonment capital expenditures in the fourth quarter. For the year, EQT reimbursed the Partnership $0.6 million related to plugging and abandonment capital expenditures.

Bare Steel Replacement Program

EQT has agreed, for ten years following the IPO, to reimburse the Partnership for certain bare steel replacement capital expenditures in the event that ongoing maintenance capital expenditures and bare steel capital expenditures exceed $17.2 million in any calendar year. EQT will reimburse the Partnership for the lesser of (i) the amount of bare steel replacement capital expenditures during such year; and (ii) the amount by which ongoing maintenance capital expenditures and bare steel capital expenditures exceed $17.2 million. Bare steel capital expenditures totaled $3.9 million in the fourth quarter 2013 and $6.6 million for the year. In 2013, ongoing maintenance capital expenditures totaled $13.2 million and bare steel replacement capital expenditures totaled $6.6 million, for a total of $19.8 million. As a result, the bare steel reimbursement was $2.6 million in 2013.

Funded Regulatory Compliance

Funded regulatory compliance capital expenditures relate to discrete expenditures necessary to comply with certain regulatory and other legal requirements. The Partnership has identified two specific regulatory compliance initiatives: system segmentation and isolation, and valve pit remediation. In order to fund these two initiatives, the Partnership retained $32 million of proceeds from the IPO. Funded regulatory compliance capital expenditures do not impact the calculation of distributable cash flow. Funded regulatory compliance capital expenditures totaled $2.2 million in the fourth quarter 2013 and $12.1 million for the year. Since the IPO, the Partnership has incurred $18.9 million of funded regulatory compliance capital expenditures.

NON-GAAP DISCLOSURES

Adjusted EBITDA and Distributable Cash Flow

As used in this news release, adjusted EBITDA means net income plus net interest expense, depreciation and amortization, income tax expense (if applicable), non-cash long-term compensation expense and other non-cash adjustments (if applicable), less other income and capital lease payments prior to the acquisition of the underlying assets. As used in this news release, distributable cash flow means adjusted EBITDA less net cash interest, ongoing maintenance capital expenditures and reimbursable maintenance capital expenditures plus reimbursable maintenance capital expenditures to be reimbursed by EQT. Distributable cash flow should not be viewed as indicative of the actual amount of cash that the Partnership has available for distributions from operating surplus or that the Partnership plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

  the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;
  the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;
  the Partnership’s ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing the Partnership’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, the Partnership’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and the statements of consolidated cash flows to be included in the Partnership’s annual report on Form 10-K for the year ended December 31, 2013.

Reconciliation of Adjusted EBITDA and Distributable Cash Flow

	Three Months Ended December 31, 2013	Twelve Months Ended December 31, 2013
	(in thousands)
Operating revenues:
Transmission and storage	$47,998	$173,881
Gathering	2,809	12,010
Total operating revenues	50,807	185,891
Operating expenses:
Operating and maintenance	7,861	28,954
Selling, general and administrative	5,835	21,497
Depreciation and amortization	5,697	21,190
Total operating expenses	19,393	71,641
Operating income	31,414	114,250
Other income, net	397	1,242
Interest expense, net	1,059	1,672
Income tax expense	-	4,053
Net income	$30,752	$109,767
Add:
Interest expense, net	1,059	1,672
Depreciation and amortization	5,697	21,190
Income tax expense	–	4,053
Non-cash long-term compensation expense	209	981
Non-cash adjustment	–	(680)
Less:
Other income, net	(397)	(1,242)
Lease payments	(1,030)	(16,231)
Adjusted EBITDA	$36,290	$119,510
Less:
Cash interest, net	(275)	(939)
Ongoing maintenance capital expenditures	(5,347)	(13,192)
Reimbursable plugging & abandonment maintenance capital expenditures	–	(566)
Reimbursable bare steel replacement maintenance capital expenditures	(3,892)	(6,574)
Add:
Reimbursable plugging & abandonment maintenance capital expenditures	–	566
Reimbursable bare steel replacement maintenance capital expenditures	(116)	2,566
Distributable cash flow	$26,660	$101,371
Distributions declared (a):
Limited Partner	$21,992	$74,505
General Partner	$1,047	$2,323
Total	$23,039	$76,828
Coverage ratio	1.16x	1.32x

(a) Reflects cash distribution of $0.46 per limited partner unit for the fourth quarter and $1.66 per limited partner unit for the year-ended 2013.

	Three Months Ended	Twelve Months Ended
	December 31, 2013	December 31, 2013
	(in thousands)
Net cash provided by operating activities	$33,723	$121,335
Adjustments:
Interest expense, net	1,059	1,672
Current tax expense	–	4,315
Capital lease payments	(1,030)	(16,231)
Other, including changes in working capital	2,538	8,419
Adjusted EBITDA	$36,290	$119,510

Adjusted Operating Revenues, Adjusted Operating Expenses, Adjusted Operating Income and Adjusted Income Before Income Taxes

Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes, all of which exclude the impact of the AVC, are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate the Partnership’s performance. The AVC did not have a net positive or negative impact on the Partnership’s distributable cash flow. Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes should not be considered as alternatives to operating revenues, operating expenses, operating income or income before income taxes, or any other measure of financial performance or liquidity presented in accordance with GAAP. The table below reconciles adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes with operating revenues, operating expenses, operating income and income before income taxes as derived from the statements of consolidated operations to be included in the Partnership’s annual report on Form 10-K for the year ended December 31, 2013.

	Three Months Ended December 31,
	2013			2012
(in thousands)	Reported Results	Adjustment to exclude AVC	Adjusted Results (excludes AVC)	Recast Results(1)
Operating Revenues:
Operating revenues – affiliate	$36,864	$—	$36,864	$32,095
Operating revenues – third party	13,943	(1,288)	12,655	9,695
Total operating revenues	50,807	(1,288)	49,519	41,790

Operating Expenses
Operating and maintenance	7,861	(75)	7,786	8,110
Selling, general and administrative	5,835	(183)	5,652	2,494
Depreciation and amortization	5,697	(443)	5,254	4,887
Total operating expenses	19,393	(701)	18,692	15,491
Operating income	31,414	(587)	30,827	26,299
Other income, net	397	—	397	458
Interest expense, net	1,059	(843)	216	259
Income before income taxes	$30,752	$256	$31,008	$26,498

(1) 2012 has been recast to include historical results of Sunrise Pipeline, LLC, which was merged into the Partnership on July 22, 2013.

Q4 2013 Webcast Information

EQT Midstream Partners will host a live webcast with security analysts today at 11:30 a.m. ET. Topics include fourth quarter and full-year 2013 financial results, operating results, and other matters. The webcast is available at www.eqtmidstreampartners.com and a replay will be available for seven days following the call.

EQT Corporation (EQT), which is the Partnership's general partner and owner of a 44.6% equity interest in the Partnership, will also host a webcast with security analysts today at 10:30 a.m. ET. The Partnership's unitholders are encouraged to listen-in, as the discussion may include topics relevant to the Partnership, such as EQT's financial and operational results, potential asset dropdown transactions, and specific reference to the Partnership's 2013 results. The webcast can be accessed via www.eqt.com and will be available as a replay for seven days following the call.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire and develop midstream assets in the Appalachian basin. The Partnership provides midstream services to EQT Corporation and third-party companies through two primary assets: the Transmission and Storage System and a Gathering System. The Partnership owns 700 miles, and operates an additional 200 miles, of FERC-regulated interstate pipelines; and owns more than 1,600 miles of FERC-regulated, low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com

Cautionary Statements

The Partnership is unable to provide a reconciliation of its projected adjusted EBITDA and projected distributable cash flow to projected net income or projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with generally accepted accounting principles (GAAP), because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s transmission and storage and gathering revenue growth and volume growth; revenue projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to such programs); natural gas production growth in the Partnership’s operating areas for EQT Corporation (EQT) and third parties; asset acquisitions, including the Partnership’s ability to complete any asset purchases from EQT or third parties and anticipated synergies associated with any acquisition; internal rate of return (IRR); compound annual growth rate (CAGR), capital commitments, projected capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution rate and growth; projected adjusted EBITDA, and projected distributable cash flow, including the effect of the AVC lease on distributable cash flows; future AVC lease payments; the effects of government regulation, litigation, and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership has based these forward-looking statements on current expectations and assumptions about future events. While the Partnership considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s control. The risks and uncertainties that may affect the operations, performance and results of the Partnership’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Partnership’s Form 10-K for the year ended December 31, 2012 and in the Partnership’s Form 10-K for the year ended December 31, 2013 to be filed with the SEC, and as updated by any subsequent Form 10-Q’s. Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this press release regarding EQT Corporation and its subsidiaries, other than the Partnership, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT Midstream Partners, LP
Statements of Consolidated Operations (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Thousands, except per unit amounts)	2013	2012(1)	2013(1)	2012(1)
Operating Revenues:
Operating revenues – affiliate	$36,864	$32,095	$142,437	$106,180
Operating revenues – third party	13,943	9,695	43,454	30,730
Total operating revenues	50,807	41,790	185,891	136,910

Operating expenses:
Operating and maintenance	7,861	8,110	28,954	29,405
Selling, general and administrative	5,835	2,494	21,497	16,614
Depreciation and amortization	5,697	4,887	21,190	15,740
Total operating expenses	19,393	15,491	71,641	61,759
Operating income	31,414	26,299	114,250	75,151
Other income, net	397	458	1,242	8,228
Interest expense, net	1,059	259	1,672	2,944
Income before income taxes	30,752	26,498	113,820	80,435
Income tax expense	—	2,096	4,053	17,313
Net income	$30,752	$24,402	$109,767	$63,122

Calculation of limited partner interest in net income:	$30,752	$24,402	$109,767	$63,122
Net income
Less:
Pre-acquisition net income allocated to parent	—	(1,933)	(6,189)	(26,563)
General partner interest in net income	(1,201)	(479)	(2,927)	(791)
Limited partner interest in net income	$29,551	$21,990	$100,651	$35,768

Net income per limited partner unit - basic	$0.62	$0.63	$2.47	$1.03
Net income per limited partner unit - diluted	$0.62	$0.63	$2.46	$1.03

Weighted average limited partner units outstanding – basic	47,809	34,679	40,739	34,679
Weighted average limited partner units outstanding – diluted	47,930	34,743	40,847	34,734

(1) The first six months of 2013 and full-year 2012 have been recast to include historical results of Sunrise Pipeline, LLC, which was merged into the Partnership on July 22, 2013.

EQT Midstream Partners, LP
Operating Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012(1)	2013(1)	2012(1)
OPERATING DATA (in BBtu per day):
Transmission pipeline throughput	1,318	794	1,146	606
CAPITAL EXPENDITURES (in thousands):
Expansion capital expenditures	$15,115	$11,280	$50,595	$162,574
Maintenance capital expenditures:
Ongoing maintenance	5,347	4,416	13,192	13,815
Funded regulatory compliance	2,242	3,761	12,093	6,993
Reimbursable P&A maintenance	—	1,469	566	3,563
Reimbursable bare steel maintenance	3,892	4,296	6,574	6,577
Total maintenance capital expenditures	11,481	13,942	32,425	30,948
Total capital expenditures	$26,596	$25,222	$83,020	$193,522

(1) The first six months of 2013 and full-year 2012 have been recast to include historical results of Sunrise Pipeline, LLC, which was merged into the Partnership on July 22, 2013.

CONTACT:
EQT Midstream Partners
Analyst inquiries please contact:
Nate Tetlow – Investor Relations Manager, 412-553-5834
ntetlow@eqtmidstreampartners.com
or
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqtmidstreampartners.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqtmidstreampartners.com